UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 24, 2011

Date of Report

(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

    (Address of Principal Executive Offices)                               (ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

                            Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ]      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On February 23, 2011, Ryland’s Board of Directors approved the 2011 Equity and Incentive Plan (the “2011 Plan”) as recommended by the Compensation Committee and subject to approval by the stockholders of Ryland.  On or about March 14, 2011, the Company made available a proxy statement to its stockholders describing the matters to be voted on at the annual meeting to be held on April 27, 2011, including the approval of the 2011 Plan.

After preparation of the proxy statement, Ryland decided to amend the definition of a change in control included in the 2011 Plan and clarified the prohibitions on repricing under the 2011 Plan.

A copy of the 2011 Plan, as revised with these modifications, is filed as Exhibit 99 to this Current Report on Form 8-K.

Any vote “FOR” or “Against” the original 2011 Plan proposal using the proxy card previously made available to the stockholders of record by Ryland or the voting instruction card made available to the beneficial owners by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote “FOR” or “Against” the 2011 Plan as amended, respectively. Any stockholder of record who already voted on the 2011 Plan proposal and wishes to change his, her or its vote can do so by (i) properly executing a proxy bearing a later date, by phone, internet or mail; (ii) delivering an executed, written notice of revocation to Ryland’s Secretary, at our principal executive offices or a duly executed proxy bearing a date subsequent to his or her original proxy prior to the date of the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

Item 9.01               Financial Statements and Exhibits

(d)  Exhibits

Exhibit 99               The Ryland Group, Inc. 2011 Equity and Incentive Plan

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.

Date: March 24, 2011	By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99	The Ryland Group, Inc. 2011 Equity and Incentive Plan